SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


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                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  May 29, 2003


         NOTICE is hereby given that the Annual Meeting of Stockholders of Specialized Health Products International, Inc. (the "Company") will be held at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, at 9:00 a.m. MDT on May 29, 2003, for the following purposes:

         1.       To elect two members of the Board of Directors; and

         2. To transact such other business as may properly come before such meeting or any adjournments thereof.

         The record date for the meeting is the close of business on April 15, 2003 and only the holders of voting securities of the Company on that date will be entitled to vote at such meeting or any adjournment thereof.

                                              By order of the Board of Directors



                                              /s/ Paul S. Evans
                                              Secretary

April 15, 2003
                         Please Return Your Signed Proxy

PLEASE COMPLETE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE. THIS WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE MEETING. IT WILL, HOWEVER, HELP ASSURE A QUORUM AND AVOID ADDED PROXY SOLICITATION COSTS.

                                 PROXY STATEMENT


                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.
                               585 West 500 South
                              Bountiful, Utah 84010



                         ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 29, 2003



                                  INTRODUCTION

         This Proxy Statement is being furnished to holders of Specialized Health Products International, Inc. (the "Company") common stock (the "Common Stock"), par value $0.02 per share, and Series A Preferred Stock (the "Preferred Shares"), par value $.001 per share, in connection with the solicitation of proxies by the Company for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Little America Hotel located at 500 South Main Street, Salt Lake City, Utah 84101, at 9:00 a.m. MDT on May 29, 2003, and at any adjournment(s) or postponement(s) thereof. The Company's Common Stock and Preferred Shares are sometimes hereinafter referred to jointly as the "Shares." This Proxy Statement, the enclosed Notice and the enclosed form of proxy are being first mailed to stockholders of the Company on or about April 15, 2003.

VOTING AT THE ANNUAL MEETING

         The Board of Directors of the Company (the "Board") has fixed the close of business on April 15, 2003, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were outstanding 17,921,479 shares of Common Stock held by approximately 320 holders of record and 21,861,369 Preferred Shares held by approximately 29 holders of record. On the Record Date there were no Shares of the Company's stock held as treasury stock by the Company. Holders of record of the Company's Shares on the Record Date are entitled to cast one vote per Share, exercisable in person or by properly executed proxy, with respect to each matter to be considered by them at the Annual Meeting. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding Shares is necessary to constitute a quorum at the Annual Meeting.

         The Shares will be voted in accordance with the instructions indicated in a properly executed proxy. If no instructions are indicated, such Shares will be voted as recommended by the Board. If any other matters are properly presented to the Annual Meeting for action, the person(s) named in the enclosed form(s) of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting. A stockholder who has given a proxy may revoke it by voting in person at the meeting, or by giving written notice of revocation or a later-dated proxy to the Secretary of the Company at any time before the closing of the polls at the meeting. Any written notice revoking a proxy should be sent to Specialized Health Products International, Inc., 585 West 500 South, Bountiful, Utah 84010, Attention: Mr. Paul S. Evans, Secretary.

         At the Company's annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of one director (the "Common Director") by the holders of Common Stock and the election of one director (the "Series A Preferred Director") by the holders of Preferred Stock. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Common Stock is required to elect the Common Director. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Preferred Stock is required to elect the Series A Preferred Director. The Board recommends that holders of the Shares vote FOR the approval of election of the directors proposed by the Board.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

1.       Election of Directors

Board of Directors

         The Company's Board is divided into three classes. One class of directors is elected at each annual meeting of stockholders for a three-year term. Holders of the Common Stock are entitled to elect five of the seven Board members and holders of the Preferred Stock are entitled to elect two of the seven Board members. Each year a different class of directors is elected on a rotating basis. The terms of David W. Jahns and Robert W. Walker expire in 2003. The terms of Stephen I. Shapiro and Stuart A. Randle expire in 2004. The terms of Jeffrey M. Soinski, Guy J. Jordan and Donald D. Solomon expire in 2005. David
W. Jahns and Stephen I. Shapiro are Series A Preferred Directors and the other five directors are Common Directors. No other person has acted as a director of the Company during 2002. The number of directors comprising the Board of Directors is seven.

         At this meeting two directors have been nominated by the Board for election to the class whose term expires at the 2006 annual meeting. David W. Jahns has been nominated as the Series A Preferred Director and Robert R. Walker has been nominated as the Common Director.

         Unless otherwise specified, proxy votes will be cast for the election of the nominee as a director. If the nominee should be unavailable for election, the Board may designate a substitute nominee. It is intended that proxy votes will be cast for the election of such substitute nominee. Stockholder nominations of persons for election as directors are subject to the notice requirements described under the caption "Other Matters" appearing later in this proxy statement. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Preferred Shares is required to elect the Series A Preferred Director. The affirmative vote of a plurality of the votes cast at the meeting by the holders of the Common Stock is required to elect the Common Director.

         The following pages contain information concerning the nominee and the directors whose terms of office will continue after the meeting. Unless the context otherwise requires, all references in this Proxy to the "Company" shall mean Specialized Health Products International, Inc. ("SHPI") and its subsidiaries, Specialized Health Products, Inc. and its other subsidiaries, on a consolidated basis and, where the context so requires, shall include its predecessors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTOR OF THE NOMINEES NAMED HEREIN.




                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         Set forth below is certain information concerning each of our directors and executive officers as of March 15, 2003.

                                                                                              With the
         Name                    Age                        Position                       Company Since
         ----                    ---                        --------                       -------------
Jeffrey M. Soinski               41     President, Chief Executive Officer and Director         2001

Guy J. Jordan, Ph.D. (1)(2)      54     Chairman of the Board                                   2001

Donald D. Solomon, Ph.D.         52     Vice President, Chief Operating Officer, Chief          2000
                                        Technical Officer and Director

Paul S. Evans                    40     Vice President, Business Development, General           2000
                                        Counsel and Secretary

Larry D. Sheldon                 52     Vice President, Sales and Marketing                     2002

Keith L. Merrell                 57     Controller, Acting Chief Financial Officer and          2000
                                        Treasurer

David W. Jahns (2)               37     Director, Chairman of Compensation Committee            2001

Stuart A. Randle (1)             43     Director                                                2001

Stephen I. Shapiro (2)           58     Director                                                2001

Robert R. Walker (1)             72     Director, Chairman of Audit Committee                   1994
-------------------

(1)      Member of Audit Committee.
(2)      Member of Compensation Committee.

         Jeffrey M. Soinski. Mr. Soinski is our President, Chief Executive Officer and a director. His term as a director expires at the 2005 annual meeting of stockholders. Mr. Soinski brings 20 years of general management, business development and marketing experience to our company, including several years as the President and Chief Executive Officer of ViroTex Corporation ("ViroTex"), a venture-backed pharmaceutical company focused on the development and commercialization of proprietary drug delivery systems. Mr. Soinski was with ViroTex from 1992 through 1999. He merged ViroTex into Atrix Laboratories, Inc. (Nasdaq: ATRX) in 1998, and continued working with Atrix on a transitional basis through 1999. From 2000 through 2001, Mr. Soinski was the Managing Partner and Chief Executive Officer of Mad Dogs & Englishmen, a marketing communications firm with offices in New York and San Francisco. Mr. Soinski has a BA degree from Dartmouth College.

         Guy J. Jordan, Ph.D. Dr. Jordan is our Chairman of the board. His term as a director expires at the 2005 annual meeting of stockholders. Dr. Jordan brings a wealth of senior management healthcare experience to our company, with a strong focus in the areas of vascular disease and oncology. Dr. Jordan recently retired as Group President for C.R. Bard, Inc. with global operating responsibility for their oncology businesses, geographic responsibility for Canada, Australia, Latin America and Asia Pacific, and functional responsibility for all of Bard's research and development. Prior to joining C.R. Bard in 1986, Dr. Jordan held senior product development positions at American Cyanamid. Dr. Jordan has a Ph.D. degree from Georgetown University and an MBA from Fairleigh Dickinson University.

         Donald D. Solomon, Ph.D. Dr. Solomon is Chief Operating Officer, Chief Technology Officer, a Vice President and a director. His term as a director expires at the 2005 annual meeting of stockholders. Dr. Solomon joined us in October 2000 and has served as a director since March 2001. He has over 23 years of medical product experience in research, product development, engineering and manufacturing. Prior to joining our company, Dr. Solomon was the Vice President of Research and Development at Johnson & Johnson Medical - Vascular Access from 1997 to 2000. Prior to that Dr. Solomon spent 14 years at Becton Dickinson ("BD"), and held positions as Worldwide Director of R&D for BD Pharmaceutical Systems Division based in France, and Director of R&D for Biocompatible Polymer Development at the BD Infusion Therapy Division. Dr. Solomon holds 38 patents and is the author of 52 scientific publications. He received Masters and Ph.D. degrees from Case Institute of Technology at Case Western Reserve University.

         Paul S. Evans. Mr. Evans is our Vice President, Business Development, General Counsel and corporate Secretary. He joined us in June 2000. Mr. Evans manages our intellectual property portfolio and corporate legal matters, and is extensively involved in business development efforts. Mr. Evans brings a wide range of intellectual property and corporate legal experience to us, having previously served as Vice President, General Counsel for a R&D company (1994 to 2000), and as a patent attorney with the law firm of Snow, Christensen & Martineau. Prior to earning his law degree, Mr. Evans worked as a Project/Design Engineer for Morton International (now Autoliv). He holds BS and JD degrees from the University of Utah.

         Larry D. Sheldon. Mr. Sheldon is our Vice President, Sales and Marketing. He joined us in November 2002. Mr. Sheldon brings over 24 years of relevant healthcare experience to our company, including domestic and international management of sales, marketing, national accounts, and customer service. Most of his experience is from Johnson & Johnson ("J&J"), where he was employed from 1978 to 1997. While at J&J, Mr. Sheldon served as Vice President, Corporate Distributor Business, responsible for managing distributor relationships for medical/surgical products with annual sales of $1.7 billion. Mr. Sheldon also held several senior sales management positions at J&J in both the Patient Care and Hospital Services divisions. From 1998 to 2000, Mr. Sheldon was Senior Vice President, Sales and Marketing, for Paper Pak Products, Inc. From 2000 until joining our company in 2002, Mr. Sheldon was Senior Vice President, Sales and Marketing, at Tillotson Healthcare Corporation, a domestic medical and non-medical glove manufacturer. He has a BS degree from Fairleigh Dickinson University.

         Keith L. Merrell. Mr. Merrell is our Controller, Acting Chief Financial Officer and Treasurer. He joined us in July 2000. Mr. Merrell draws on 28 years of accounting experience to manage all of our accounting functions and to interface with our independent public accountants. He spent two years in the field of public accounting, and served as Chief Financial Officer or Controller of four companies prior to his joining us. His business career also includes extensive experience in management, sales and marketing, and consulting. He served as Vice President - Western Operations for Michelex, an injection molding company with corporate headquarters in New York, from 1998 to 2000. From 1991 to 1998 he served as Director of Finance for The Duplication Group, planning, implementing and bringing online the first CD manufacturing facility in the intermountain area. He graduated from Arizona State University with a BS degree in Accounting.

         David W. Jahns. Mr. Jahns serves as one of our directors. His term as a director expires at the 2003 annual meeting of stockholders. Mr. Jahns is a General Partner and principal of Galen Partners. Since joining Galen in 1993, Mr. Jahns has been responsible for making and managing investments in several of the firm's portfolio companies. He is an experienced board member and currently serves on the boards of DAOU Systems, Inc. and several of Galen's privately held portfolio companies. Prior to joining Galen, Mr. Jahns worked in the Corporate Finance Division at Smith Barney, where he worked on a variety of corporate finance and merger and acquisition related transactions, and assisted in the marketing of public offerings. Mr. Jahns has an MBA degree from the J. L. Kellogg Graduate School of Management at Northwestern University and a BA degree from Colgate University.

         Stuart A. Randle. Mr. Randle serves as one of our directors. His term as a director expires at the 2004 annual meeting of stockholders. Mr. Randle is a highly experienced healthcare executive with over 20 years of operating successes. From 1998 to 2001, Mr. Randle was the President and CEO of ACT Medical, Inc., a leading company providing outsourcing services to the medical device, biotech and diagnostic industries. He merged ACT Medical, Inc. with MedSource Technologies in 2001. From 1996 through 1998, Mr. Randle was President, Northeast Region, for Allegiance Corporation, a $5 billion medical products distribution and manufacturing company. He is also the past President, New England Region, for Baxter Healthcare Corporation. Mr. Randle has an MBA degree from the J. L. Kellogg Graduate School of Management at Northwestern University and a BS degree from Cornell University.

         Stephen I. Shapiro. Mr. Shapiro serves as one of our directors. His term as a director expires at the 2004 annual meeting of stockholders. Mr. Shapiro has over 30 years of relevant medical device and equipment industry experience, with special expertise in a wide variety of healthcare markets, particularly high-volume sterile disposables, critical care instruments and cardiovascular devices. Mr. Shapiro began his career at Union Carbide Clinical Diagnostics and Becton Dickinson, where he was Director of Advanced R&D and New Business Development. In 1982, he joined The Wilkerson Group, a leading management consultancy to pharmaceutical, medical device, and diagnostic companies. Mr. Shapiro was Managing Director and a principal of The Wilkerson Group at the time of its acquisition by IBM in 1996. In 1999, Mr. Shapiro left

The Wilkerson Group (now IBM Healthcare Consulting) to focus on sourcing and evaluating investments for two premier healthcare venture capital firms, including Galen Partners. He currently serves on the board of Noveste Corporation. Mr. Shapiro has a BS degree from the Massachusetts Institute of Technology and an MS degree in biomedical engineering from the University of California, Berkley.

         Robert R. Walker. Mr. Walker serves as one of our directors. His term as a director expires at the 2003 annual meeting of stockholders. Since 1992, Mr. Walker has been principally self-employed as a consultant in the healthcare industry primarily in the area of start-up medical device companies. From 1976 to 1992, Mr. Walker was employed by IHC Affiliated Services Division of Intermountain Healthcare, a regional hospital company. He retired as President of IHC Affiliated Services in 1992. He is also a former Chairman of the board of AmeriNet, Inc., a national group purchasing organization for hospitals, clinics, detox/drug centers, emergency, nursing homes, private laboratories, psychiatric centers, rehabilitation facilities, surgical centers and other institutions. Mr. Walker is a member of the American Hospital Association and the Hospital Financial Management Association. He has a BS degree in Business Administration from the University of Utah.

         Our executive officers are elected by the Board on an annual basis and serve at the discretion of the Board.

Board Committees

         The Board has an Audit Committee and Compensation Committee. The Board does not have a Nominating Committee.

         The Company's Audit Committee held three meetings during 2002. The function of the Audit Committee as detailed in the Audit Committee Charter is to provide assistance to the Board in fulfilling their responsibility to the stockholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management. The members of the Audit Committee are Guy J. Jordan, Stuart A. Randle and Robert R. Walker. The Company believes that the members of the Audit Committee are independent as defined by Rule 4200(a) of NASD's listing standards.

         The Company's Compensation Committee held one meeting during 2002. The Compensation Committee administers the Company's stock option plan, establishes a general compensation policy for the Company and, except as prohibited by applicable law, may take any and all actions that the Board could take relating to the compensation of employees, directors and other parties. The members of the Compensation Committee are David W. Jahns and Stephen I. Shapiro.

Board Meetings and Directors' Attendance

         The Board held six meetings during 2002. There were no actions taken by unanimous consent during 2002. No incumbent director attended fewer than 75 percent of the Board meetings held or fewer than 75 percent of the committee meetings held by committees on which an incumbent director served during 2002.

Certain Relationships And Related Transactions

         On November 7, 2001, our stockholders approved the issuance to Galen Partners and other accredited and sophisticated investors of a total of 10,917,030 shares of Series A Preferred Stock for an aggregate purchase price of $5 million, or $.458 per share. Galen Partners purchased their shares for $3,500,000 and the other investors purchased their shares in exchange for the cancellation of $1,500,000 of debt.

         In September and November 2002, Galen Partners and other accredited and sophisticated investors exercised rights to acquire an additional 10,944,339 shares of Series A Preferred Stock for an aggregate net purchase price of $5,002,957, or $.458 per share. The Series A Preferred Stock is immediately convertible into the same number of shares of our common stock and the conversion rate is subject to adjustment if we issue additional shares of common stock for an amount less than the then current conversion price and upon the happening of certain other events.

Security Ownership of Management and Certain Beneficial Owners

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 14, 2003, for: (i) each person who is known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors, (iii) each of our Named Executive Officers, and (iv) all directors and executive officers as a group. On March 14, 2003 the Company had 17,921,479 shares of Common Stock outstanding.

                                      Shares
       Name and Address            Beneficially            Percentage
    of Beneficial Owner(1)           Owned(2)              of Total(2)                Position
    ----------------------           --------              -----------                --------
Jeffrey M. Soinski (3)                 892,354                 4.74           President, CEO and Director

Guy J. Jordan, Ph.D. (4)               188,555                 1.04           Chairman of the Board

Donald D. Solomon, Ph.D. (5)           422,541                 2.30           Vice President, COO, CTO and
                                                                                Director

Paul S. Evans (6)                      327,309                 1.79           Vice President, Business
                                                                                Development, General
                                                                                Counsel, and Secretary

Larry D. Sheldon(7)                      3,132                    *           Vice President, Sales and
                                                                                Marketing

Keith L. Merrell (8)                   152,214                    *           Controller, Acting CFO and
                                                                                Treasurer

David W. Jahns (9)                      47,218                    *           Director

Stuart A. Randle (10)                   44,441                    *           Director

Stephen I. Shapiro (11)                112,721                    *           Director

Robert R. Walker (12)                  184,218                 1.02           Director

Executive Officers and               2,370,388                  5.6%
   Directors as a Group   (10
   persons)

Galen Partners III, L.P. and        15,256,413                 38.3%
   affiliates (13)

* Less than 1%.
--------------------

(1) Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the company.
(2) Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage of the total number of shares beneficially owned by the designated person, but are not deemed outstanding for computing the percentage for any other person.

(3) Includes 6,911 shares of common stock purchased through our 401(k) plan and options to acquire 885,410 shares of common stock. Does not include options to acquire 1,614,590 shares of common stock that vest in equal monthly installments between May 14, 2003 and November 14, 2006.
(4) Includes options to acquire 188,555 shares of common stock. Does not include options to acquire 211,445 shares of common stock that vest 60 days beyond March 14. Those options vest, in cumulative fashion, in equal monthly installments ending on the four-year anniversary of the date of grant.
(5) Includes 10,000 shares of common stock, 65,666 shares of Series A Preferred Stock that is immediately convertible into the same number of shares of common stock, 44,380 shares of common stock purchased through our 401(k) plan and options to acquire 312,495 shares of common stock. Does not include options to acquire 278,646 shares of common stock that vest in equal monthly installments between May 14, 2003 and November 14, 2006.
(6) Includes 61,000 shares of common stock, 24,649 shares of common stock purchased through our 401(k) plan and options to acquire 241,660 shares of common stock. Does not include options to acquire 258,340 shares of common stock that vest 60 days beyond March 14. Those options vest, in cumulative fashion, in equal monthly installments ending on the four-year anniversary of the date of grant.
(7) Includes 3,132 shares of common stock purchased through our 401(k) plan.
(8) Includes 36,000 shares of common stock, 26,284 shares of common stock purchased through our 401(k) plan and options to acquire 50,000 shares of common stock. Does not include options to acquire 15,070 shares of common stock that vest in equal monthly installments between May 14, 2003 and November 14, 2006.
(9) Includes options to acquire 47,218 shares of common stock. Does not include options to acquire 52,782 shares of common stock that vest in equal monthly installments between May 14, 2003 and November 14, 2006. Does not include shares held by Galen Partners III, L.P. David Jahns is a member of Claudius, L.L.C., a Delaware limited liability company, and a general partner of Galen Partners III, L.P. and Galen Partners International III, L.P. See note (13) below.
(10) Includes options to acquire 44,441 shares of common stock. Does not include options to acquire 55,559 shares of common stock that vest in equal monthly installments between May 27, 2003 and December 27, 2006.
(11) Includes 65,503 shares of Series A Preferred Stock that is immediately convertible into the same number of shares of common stock and options to acquire 47,218 shares of common stock. Does not include options to acquire 52,782 shares of common stock that vest in equal monthly installments between May 14, 2003 and November 14, 2006.
(12) Includes stock options to purchase 121,218 shares of common stock and 63,000 shares of common stock that Mr. Walker is deemed to beneficially own through a trust. Does not include options to acquire 52,782 shares of common stock that vest in equal monthly installments between May 14, 2003 and November 14, 2006.
(13) Information regarding Galen Partners III, L.P. and its affiliates is derived from the Form 4 filed by Galen Partners III, L.P. with the Securities and Exchange Commission on September 9 and September 26, 2002. Shares owned represent 13,937,735 shares of Series A Preferred Stock held of record by Galen Partners III, L.P., 1,261,605 shares of Series A Preferred Stock held of record by Galen Partners International III, L.P., and 57,073 shares of Series A Preferred Stock held of record by Galen Employee Fund III, L.P. William R. Grant, Bruce F. Wesson, L. John Wilkerson, David W. Jahns, Srini Conjeevaram, and Zubeen Shroff are all natural persons and are the members of Claudius, L.L.C., a Delaware limited liability company, the general partner of Galen Partners III, L.P. and Galen Partners International III, L.P. Bruce F. Wesson is the President of Wesson Enterprises, Inc., a Delaware corporation, which is the general partner of Galen Employee Fund III, L.P.

Series A Preferred Stock

         The Company currently has issued and outstanding 21,861,369 shares of Series A Preferred Stock which is convertible into the same number of shares of common stock. The conversion rate of the Series A Preferred Stock can be adjusted upon the happening of certain triggering events. Galen Partners III, L.P. and affiliates own 15,256,413 of these shares as described in the above table, which comprises 69.78% of the outstanding Series A Preferred Stock. No other stockholder owns more than 5% of the outstanding Series A Preferred Stock.

Securities Authorized for Issuance Under Equity Compensation Plans

         The following table sets forth certain information with respect to the Company's equity compensation plans approved by security holders and plans not approved by security holders for the year ended December 31, 2002.

                                       Equity Compensation Plan Information

                              Number of securities to       Weighted average
                              be issued upon exercise       exercise price of        Number of securities
                              of outstanding options,     outstanding options,      remaining available for
       Plan Category            warrants and rights        warrants and rights          future issuance
       -------------         -------------------------    --------------------      -----------------------
Equity compensation plans
   approved by security
   holders                           7,347,500                    $1.31                     952,500
Equity compensation plans
   not approved by
   security holders                      0                                                     0
                                    -----------                                          ------------
Total                                7,347,500                    $1.31                     952,500
                                    ===========                                          ============

Section 16(a) Beneficial Ownership Reporting Compliance

         The members of the Board, the executive officers of the Company and persons who hold more than ten percent of the Company's Common Stock are subject to reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, which require them to file reports with respect to their ownership of and transaction in the Company's securities, and furnish the Company copies of all such reports they file. Based upon the copies of those reports furnished to the Company, and written representations that no other reports were required to be filed, the Company believes that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2002, were met in a timely manner by its executive officers, Board members and greater than ten percent stockholders.

Executive Compensation

         The tables below set forth certain information concerning compensation paid by us to our Chief Executive Officer and all other executive officers with annual compensation in excess of $100,000 (determined for the year ended December 31, 2002) (the "Named Executive Officers"). The tables include information related to stock options granted to the Named Executive Officers.

         Summary Compensation Table. The following table provides certain information regarding compensation paid by us to the Named Executive Officers.

                                                        SUMMARY COMPENSATION TABLE

                                             Annual Compensation                    Awards           Payouts
                                                                            Restricted  Stock                     All Other
        Name and                               Bonus       Other Annual     Stock       Options/    LTIP        Compensation
    Principal Position       Year  Salary ($)   ($)      Compensation($)(1) Awards ($)    SAR(#)    Payouts($)       ($)
    ------------------       ----  ----------  ------    ------------------- ---------  --------    ----------  -------------
Jeffrey M. Soinski (2),      2001    14,615      ---            ---            ---      2,500,000      ---           ---
President, CEO & director    2002   240,000    43,200(6)        ---            ---         ---         ---          610(4)

Donald D. Solomon, Ph.D.     2000    31,942      ---          1,375            ---       100,000       ---            ---
(3), VP, CTO, COO &          2001   165,000      ---          8,250            ---       600,000       ---          273(4)
director                     2002   190,000    34,200(6)      9,500            ---         ---         ---        1,081(4)

Paul S. Evans (3), VP,       2000    86,798      ---          2,406           28,125     100,000       ---          268(4)
Business Development,        2001   165,000      ---          7,219            ---       400,000       ---          460(4)
General Counsel &            2002   175,000    31,500(6)        ---            ---         ---         ---          579(4)
Secretary

Larry D. Sheldon (5)         2002    21,923      ---            ---            ---       500,000       ---            ---
VP, Sales and Marketing

Keith L. Merrell (3)         2000    41,250      ---          2,062            ---        50,000       ---          179(4)
Acting CFO, Controller &     2001    90,000      ---          4,500            ---        55,000       ---          410(4)
Treasurer                    2002   102,000     3,000         5,100            ---         ---         ---          456(4)
---------------------

(1) These amounts represent payments by us into our 401(k) retirement plan for the benefit of the Named Executive Officer.
(2) Mr. Soinski joined SHPI in November 2001. Salary represents partial year from the date of his employment.
(3) Dr. Solomon and Messrs. Evans and Merrell joined SHPI in 2000. Salaries for 2000 represent partial year from the date of their employment.
(4) Represents amounts paid by us for life insurance on the lives of Mr. Soinski, Dr. Solomon, Mr. Evans and Mr. Merrell with insurance proceeds payable to the beneficiary designated by them.
(5) Mr. Sheldon joined SHPI in November 2002. Salary represents partial year from the date of his employment.
(6)      Bonuses accrued and expensed in 2002; paid out in 2003.

         Option Grants in Fiscal Year 2002. The following table sets forth certain information with respect to stock options grants during the year ended December 31, 2002 to Named Executive Officers.

                               OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                      (Individual Grants)

                                 Number of        Percent of Total
                                Securities           Options/SAR
                                Underlying           Granted to
                                Options/SAR         Employees in       Exercise or Base
            Name              Granted (#) (1)        Fiscal Year        Price ($/Share)    Expiration Date
            ----              ---------------     -----------------    -----------------   ---------------
   Larry D. Sheldon               500,000               100%                 $1.00            12/30/2012

---------------------
(1)      These options were granted pursuant to our 2000 Stock Option Plan.

Compensation of Directors

         No cash fees or other consideration were paid to our employee directors for service on the board during 2002. We did not provide cash compensation to non-employee directors in 2002 and do not plan to do so in 2003. Prior to 2002 we granted stock options, which vest over a three year period, to our non-employee directors as compensation for service on the board. We have made no other agreements regarding compensation of non-employee directors. All directors are entitled to reimbursement for reasonable out-of-pocket travel related expenses incurred in the performance of their duties as board members.

Employment and Indemnity Agreements

         We have entered into an employment agreement with Mr. Jeffrey Soinski. The employment agreement provides that (i) Mr. Soinski receive a beginning base salary of $240,000 per year in addition to performance based bonuses; (ii) Mr. Soinski receive stock options to acquire 2.5 million shares of our common stock at market value on the date of grant which stock options vest over a four-year period; (iii) Mr. Soinski is entitled to vacation pay, health insurance and life insurance; (iv) Mr. Soinski's employment contract may be terminated at any time by us; (v) if the employment of Mr. Soinski is terminated by reason of disability, death or for cause, his salary and benefits (except as otherwise required by law) will terminate as of the date of termination; (vi) if Mr. Soinski is terminated for reasons other than disability, death or for cause, then Mr. Soinski's salary and medical benefits will continue for a period of 18 months from the date of termination and his other benefits will cease as of the date of termination.

         We have entered into an employment agreement with Donald Solomon, Ph.D. The employment agreement provides that (i) Dr. Solomon receive a beginning base salary of $190,000 per year in addition to performance based bonuses; (ii) Dr. Solomon receive stock options to acquire 600,000 shares of our common stock at market value on the date of grant which stock options vest over a four-year period; (iii) Dr. Solomon is entitled to vacation pay, health insurance and life insurance; (iv) Dr. Solomon's employment contract may be terminated at any time by us; (v) if the employment of Dr. Solomon is terminated by reason of disability, death or for cause, his salary and benefits (except as otherwise required by law) will terminate as of the date of termination; (vi) if Dr. Solomon is terminated for reasons other than disability, death or for cause, then Dr. Solomon's salary and medical benefits will continue for a period of 12 months from the date of termination and his other benefits will cease as of the date of termination.

         We have entered into an employment agreement with Mr. Paul Evans. The employment agreement provides that (i) Mr. Evans receive a beginning base salary of $175,000 per year in addition to performance based bonuses; (ii) Mr. Evans receive stock options to acquire 400,000 shares of our common stock at market value on the date of grant which stock options vest over a four-year period;
(iii) Mr. Evans is entitled to vacation pay, health insurance and life insurance; (iv) Mr. Evans' employment contract may be terminated at any time by us; (v) if the employment of Mr. Evans is terminated by reason of disability, death or for cause, his salary and benefits (except as otherwise required by law) will terminate as of the date of termination; (vi) if Mr. Evans is terminated for reasons other than disability, death or for cause, then Mr. Evans' salary and medical benefits will continue for a period of 12 months from the date of termination and his other benefits will cease as of the date of termination.

         We have entered into an employment agreement with Mr. Keith Merrell. The employment agreement provides that (i) Mr. Merrell receive a beginning base salary of $102,000 per year in addition to performance based bonuses; (ii) Mr. Merrell receive stock options to acquire 55,000 shares of our common stock at market value on the date of grant which stock options vest over a four-year period; (iii) Mr. Merrell is entitled to vacation pay and health insurance; (iv) Mr. Merrell's employment contract may be terminated at any time by us; (v) if the employment of Mr. Merrell is terminated by reason of disability, death or for cause, his salary and benefits (except as otherwise required by law) will terminate as of the date of termination; (vi) if Mr. Merrell is terminated for reasons other than disability, death or for cause, then Mr. Merrell's salary and medical benefits will continue for a period of 3 months from the date of termination and his other benefits will cease as of the date of termination.

         We have entered into an employment agreement with Mr. Larry D. Sheldon. Mr. Sheldon's employment agreement provides that (i) Mr. Sheldon receive a beginning base salary of $180,000 per year; (ii) Mr. Sheldon's current employment agreement terminates on November 30, 2004 should he fail to relocate to Salt Lake City by that date; (iii) Mr. Sheldon receive stock options to acquire 500,000 shares of our common stock at a price of one dollar per share which stock options vest over a four-year period; (iv) Mr. Sheldon is entitled to vacation pay, health insurance and life insurance; (v) Mr. Sheldon's employment contract may be terminated at any time by us; (vi) if the employment of Mr. Sheldon is terminated by reason of disability, death or for cause, his salary and benefits (except as otherwise required by law) will terminate as of the date of termination; (vii) if Mr. Sheldon is terminated for reasons other than disability, death or for cause, then Mr. Sheldon's salary and medical benefits will continue for a period of 6 months from the date of termination and his other benefits will cease as of the date of termination. However, in the event Mr. Sheldon is not employed at the end of the 6-month period following termination, Mr. Sheldon shall be entitled to salary and medical benefits for up to an additional 6 months.

         In January 2003, we approved a 2003 Executive Officer Bonus Plan. Under the plan executive officers eligible for bonuses during 2003 include the CEO, COO, VP of Sales and Marketing and VP of Business Development and General Counsel. Plan participants will earn 20% of their annual salary based upon 100% achievement of the overall revenue goal outlined in our approved budget plan. Also, plan participants will be eligible to receive incremental bonus payments for performing beyond the budget plan. The amount of incremental payments, if earned, will be based upon the recommendation of the Compensation Committee and approved by the board of directors. The maximum base bonus that could be paid under this plan is $160,200. In connection with this plan, we also adopted an Employee Bonus Plan for employees other than the Named Executive Officers to reward specific individual or team achievements during 2003.

         We have entered into indemnity agreements (the "Indemnity Agreements") with each of our executive officers and directors pursuant to which we have agreed to indemnify the officers and directors to the fullest extent permitted by law for any event or occurrence related to the service of the indemnitee for us as an officer or director that takes place prior to or after the execution of the Indemnity Agreement. The Indemnity Agreements obligate us to reimburse or advance expenses relating to any proceeding arising out of an indemnifiable event. Under the Indemnity Agreements, our officers and directors are presumed to have met the relevant standards of conduct required by Delaware law for indemnification. Should the Indemnity Agreements be held to be unenforceable, indemnification of these officers and directors may be provided by us in certain cases at our discretion.

401(k) Retirement Plan

         Effective in 1996, we adopted a 401(k) retirement plan whereby we contribute up to five percent of payroll compensation to the plan, matching employee contributions to the plan on a dollar for dollar basis up to the maximum five percent contribution.

Accrued Vacation Pay

         Our current policy allows all employs to carry over maximum days of vacation pay from year to year equivalent to a one-year accrual at the rate earned.

Indemnification for Securities Act Liabilities

         Delaware law authorizes, and our Bylaws and Indemnity Agreements provide for, indemnification of our directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances. Indemnification for liabilities arising under the Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing or otherwise. However, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Exchange Act of 1934 and is, therefore, unenforceable.

Stock Options and Warrants

         In November 2001, our stockholders approved the adoption of the Specialized Health Products International, Inc. 2001 Stock Option Plan (the "2001 Option Plan"). The 2001 Option Plan permits us to grant "non-qualified stock options" and "incentive stock options" to acquire our common stock. The total number of shares authorized for the Option Plan may be allocated by the board between the non-qualified stock options and the incentive stock options from time to time, subject to certain requirements of the Internal Revenue Code of 1986, as amended. The option exercise price per share under the Option Plan may not be less than the fair market value of a share of common stock on the date on which the option is granted. A total of 5,000,000 shares are allocated to the Option Plan. As of December 31, 2002, options to acquire an aggregate of 4,984,690 shares of common stock at exercise prices ranging from $1.00 to $2.00 were outstanding under the Option Plan.

         We have also issued stock options under stock options plans that preceded the 2001 Option Plan ("Prior Plans"). As of December 31, 2002, options to acquire an aggregate of 1,562,810 shares of common stock at exercise prices ranging from $1.00 to $2.00 were outstanding under Prior Plans.

         In addition to the stock options detailed above, we have outstanding warrants to buy 800,000 shares of common stock at exercise prices of $1.25 to $2.00.

Compensation Committee Interlocks and Insider Participation

         None of our executive officers serve on our Compensation Committee or in a like capacity in any other entity.

2.       Other Matters

Discretionary Authority

         At the time of mailing of this proxy statement, the Board was not aware of any other matters which might be presented at the meeting. If any matter not described in this Proxy Statement should properly be presented, the persons named in the accompanying proxy form will vote such proxy in accordance with their judgment.

Independent Public Accountants

         The Company retained PricewaterhouseCoopers LLP ("PWC") as its independent auditor for the current year. PWC has acted as the Company's independent auditor since 2002. The Company expects representatives of PWC to be present at the Company's 2003 Annual Meeting of Stockholders. PWC will have the opportunity to make a statement at the annual meeting if it desires to do so and it is expected that representatives of PWC will be available to respond to appropriate questions if called upon to do so.

Report of the Audit Committee of the Board Of Directors

         The Company's Board has adopted a written charter for the Audit Committee, which is included as Annex A hereto.

         The Audit Committee hereby reports as follows:

         1. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management.

         2. The Audit Committee has discussed with PWC, the Company's independent accountants, the matters required to be discussed by SAS 61 (Communication with Audit Committees).

         3. The Audit Committee has received the written disclosures and the letter from PWC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with PWC their independence.

         4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                Guy J. Jordan
                Stuart A. Randle
                Robert R. Walker

Changes in Accountants

         In July 2002, the Company retained PWC as its independent auditor. Prior to the engagement of PWC, Arthur Andersen LLP ("AA") had acted as the Company's independent auditor. The Company's Board of Directors made the decision to change auditors due to the cessation of business by AA.

         The reports on the financial statements of the Company for each of the two past fiscal years did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope, or accounting principles.

         During the Company's two most recent fiscal years, there were no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements(s), if not resolved to the satisfaction of AA, would have caused AA to make a reference to the subject matter of the disagreements(s) in connection with its report; nor has AA ever presented a written report, or otherwise communicated in writing to the Company or its Board of Directors the existence of any "disagreement" or "reportable event" within the meaning of Item 304 of Regulation S-B.

Audit Fees

         The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for 2002 and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year were $74,070.

Financial Information Systems Design and Implementation Fees

         No fees were incurred for professional services rendered in connection with Company's financial information system and related design and implementation in 2002.

All Other Fees

         Auditors billed the Company approximately $9,500 for other services for the fiscal year ended December 31, 2002, all of which were domestic tax services related to consulting on federal, state and local tax matters. The Audit Committee of the Board has considered whether the provision of non-audit services is compatible with maintaining auditor's independence.

Notice Requirements

         Any stockholder who desires to have a proposal included in the Company's proxy soliciting material relating to the Company's 2004 annual meeting of stockholders should send to the Secretary of the Company a signed notice of intent. This notice, including the text of the proposal, must be received no later than February 15, 2004.

Annual Report

         This Proxy Statement has been preceded or accompanied by an Annual Report. Stockholders are referred to such reports for financial and other information about the activities of the Company, but such report is not to be deemed a part of the proxy soliciting material.

Expenses and Methods of Solicitation

         The expenses of soliciting proxies will be paid by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or other means of communications, by directors, officers and employees of the Company and its subsidiaries, who will not receive additional compensation therefor. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company's Common Stock, and the Company will reimburse such forwarding parties for reasonable expenses incurred by them.


                                             By order of the Board of Directors,


                                             By  /s/ Paul S. Evans
                                                --------------------------------
                                                Paul S. Evans, Secretary

                                   APPENDIX A

                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.

                             AUDIT COMMITTEE CHARTER

ORGANIZATION

There shall be a committee of the board of directors of Specialized Health Products International, Inc. (the "Company") to be known as the Audit Committee. The Audit Committee shall be composed of directors who are independent of the management of the Company and are free of any relationship that, in the opinion of the board of directors (the "Board"), would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

The Audit Committee shall provide assistance to the board of directors in fulfilling their responsibility to the shareholders, potential shareholders, creditors and other stakeholders relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and Company management.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

The members of the Audit Committee shall be appointed by the Board at the annual organizational meeting of the Board or until their successors shall be duly qualified and appointed. Unless a chair is appointed by the full Board, the members of the Audit Committee may designate a chair by majority vote of the full Audit Committee membership.

MEETINGS

The Audit Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its responsibility to foster open communication, the Audit Committee or its members are expected to meet for discussions with Company management frequently. There will be at least two formal meetings with Company management in the presence of the independent auditors. The Audit Committee will hold separate executive sessions to discuss any matters that the Audit Committee believes should be discussed privately.

RESPONSIBILITIES

In carrying out its responsibilities, the Audit Committee's policies and procedures will remain flexible, in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the Audit Committee will:

1. Develop an effective Audit Committee charter approved by the Board. Update this charter at least annually or as business developments may dictate.

2. Influence the overall Company "tone" for quality financial reporting, sound business risk controls, and ethical behavior.

3. Review and recommend to the Board the Audit Committee's choice of independent auditors and the level of fees for audits of the financial statements of the Company. Recommend dismissal when necessary. Maintain an active dialog with the independent auditors to identify and disclose any relationship or services that may impact the objectivity and independence of the auditors.

4. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review the results of such audit, including any comments or recommendations of the independent auditors.

5. Emphasize the adequacy of internal controls to identify any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Review the Company's policy statements to enforce adherence to its code of conduct.

6. Monitor the integrity and quality of annual and interim financial reporting to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review changes in accounting principles and concur as to their appropriateness.

         The Audit Committee on a regular basis should also monitor the integrity and quality of internal financial and operating information used by management in its decision making processes.

7. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

8.       Consider and review with the independent auditors:

         (a) Any significant findings in the independent auditors SAS 71 interim financial statement review prior to the Company's filing of its Form 10-QSB.

         (b) The adequacy of the Company's internal controls including computerized information system controls and security.

         (c) Any significant findings and recommendations of the independent auditors together with management's responses thereto.

9. Monitor compliance with the Company code of conduct and regulatory requirements, and review and assess conflicts of interest and related-party transactions.

10. Evaluate and make recommendations regarding management initiatives affecting the financing of the Company and related matters.

11.      Assess independent auditor performance.

12.      Assess Audit Committee performance.

13. Review and approve required stock exchange certifications, if any, and proxy statement disclosure.

14. Provide a report of the Audit Committee's findings that result from its financial reporting oversight responsibilities including representation that the Audit Committee has:

         a. discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended,

         b. received and reviewed the written disclosures and the letter from the independent auditors required by Independence Discussions with Audit Committees, as amended, by the Independence Standards Board,

         c.       discussed with the auditors the auditors' independence.

         This report from the Audit Committee is to be included in proxy statements filed by the Company.

15. Conduct an annual quality discussion with the independent auditors wherein the independent auditors discuss their judgment about the quality, not just the acceptability, of the Company's accounting principles as applied in it financial reporting.

16. Ensure that the independent auditors review interim financial statements and conduct a quality discussion with the independent auditors before the Company files its Form 10-Q or 10-QSB.

                                   APPENDIX B

                PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS OF
                 SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC

This Proxy is Solicited on Behalf of the Board Of Directors. The undersigned hereby appoints Jeffrey M. Soinski as Proxy, with the power to appoint his substitute and hereby authorize them to represent and to vote, as designated below, all voting shares of stock of Specialized Health Products International, Inc. held of record by the undersigned on April 15, 2003, at the annual meeting of stockholders to be held on May 29, 2003, or any adjournment thereof.

1. Election of Nominee Director - Holders of the Common Stock Voting as a Separate Class

[ ] FOR Robert R. Walker     [ ] WITHHOLD AUTHORITY to vote for Robert R. Walker

2. Election of Nominee Director - Holders of the Series A Preferred Stock Voting as a Separate Class

[ ] FOR David W. Jahns       [ ] WITHHOLD AUTHORITY to vote for David W. Jahns

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, this proxy will be voted for the above Proposals.

Please sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2003            -------------------------------
                                                 (signature)


                                                 -------------------------------
                                                 (signature if held jointly)


                                                 -------------------------------
                                                 (print name of stockholder(s))

Please mark, sign, date and return the proxy card promptly using the enclosed envelope or proxy cards may be sent by facsimile to Colonial Stock Transfer at (801) 355-6505 or directly to the Company at (801) 298-1759.